DATE:  26 May 2006
RELEASE NUMBER:  2006 -19


JUSTICE DEPARTMENT CLEARS INTELSAT-PANAMSAT MERGER

Pembroke, Bermuda, May 26, 2006 - Intelsat, Ltd. announced today that it has been informed that the United States Department of Justice is closing its antitrust investigation of Intelsat's proposed merger with PanAmSat Holding Corporation (NYSE: PA). The Justice Department is not seeking any conditions on the proposed merger and is not otherwise commenting on it,. The transaction remains under review by the U.S. Federal Communications Commission.

"We are gratified that the Justice Department's Antitrust Division, after a comprehensive review, agreed with us that the Intelsat-PanAmSat merger does not pose any threat to competition," said Phillip Spector, Executive Vice President & General Counsel of Intelsat. "We demonstrated that the combination of Intelsat and PanAmSat will create powerful efficiencies, with complementary fleets assuring enhanced protection and flexibility for our diverse sets of customers."

The Chief Executive Officer of Intelsat, David McGlade, said: "With the Justice Department's decision not to challenge our transaction, we are moving full speed ahead with our integration planning and preparations. We will be finalizing our financing over the next few weeks, and should be in a position to close soon after receiving FCC approval. The new Intelsat post-merger will be one, fully-integrated, world-class provider of advanced communications solutions, with an employee team focused on customer service and technical excellence."

Intelsat and PanAmSat announced their merger agreement on August 29, 2005. Under the agreement, Intelsat will acquire PanAmSat for $25 per share in cash, or $3.2 billion. In addition, approximately $3.2 billion in debt of PanAmSat and its subsidiaries will remain outstanding or be refinanced. Closing of the transaction is subject, among other things, to the receipt of financing by Intelsat and to obtaining regulatory approval from the FCC. All other regulatory approvals required prior to closing have been obtained.

ABOUT INTELSAT

Intelsat is a global communications provider offering flexible and secure services to customers in over 200 countries and territories. Intelsat has maintained a leadership position for over 40 years by distributing video, voice, and data for television and content providers, government and military entities, major corporations, telecommunications carriers, and Internet service providers. Intelsat's reach, power and expanding solutions portfolio deliver information reliably and quickly to every corner of the globe.

Intelsat Contact:

Jodi Katz
Jodi.katz@intelsat.com
+1 202 944 8223


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INTELSAT SAFE HARBOR STATEMENT: SOME OF THE STATEMENTS IN THIS NEWS RELEASE
CONSTITUTE "FORWARD-LOOKING STATEMENTS" THAT DO NOT DIRECTLY OR EXCLUSIVELY RELATE TO HISTORICAL FACTS. THE FORWARD-LOOKING STATEMENTS MADE IN THIS RELEASE REFLECT INTELSAT'S INTENTIONS, PLANS, EXPECTATIONS, ASSUMPTIONS AND BELIEFS ABOUT FUTURE EVENTS AND ARE SUBJECT TO RISKS, INCLUDING KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, MANY OF WHICH ARE OUTSIDE OF INTELSAT'S CONTROL. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS INCLUDE KNOWN AND UNKNOWN RISKS. KNOWN RISKS INCLUDE, BUT ARE NOT LIMITED TO, INTELSAT'S INABILITY TO SECURE NECESSARY REGULATORY APPROVALS OR THE FINANCING FOR, AND TO COMPLETE, ITS PROPOSED ACQUISITION OF PANAMSAT HOLDING CORPORATION ON THE EXPECTED TIMETABLE OR AT ALL; AND INTELSAT'S INABILITY TO SUCCESSFULLY INTEGRATE OR TO OBTAIN EXPECTED SYNERGIES FROM ITS PROPOSED ACQUISITION OF PANAMSAT HOLDING CORPORATION. DETAILED INFORMATION ABOUT SOME OF THE KNOWN RISKS IS INCLUDED IN INTELSAT'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 AND INTELSAT'S REGISTRATION STATEMENT ON FORM S-4 ON FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. BECAUSE ACTUAL RESULTS COULD DIFFER MATERIALLY FROM INTELSAT'S INTENTIONS, PLANS, EXPECTATIONS, ASSUMPTIONS AND BELIEFS ABOUT THE FUTURE, YOU ARE URGED TO VIEW ALL FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE WITH CAUTION. INTELSAT DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.





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